UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the Compensation Committee of the Board of Trustees of LaSalle Hotel Properties (the “Company”) approved bonuses pursuant to the Company’s annual cash incentive bonus program for fiscal year 2010 for Michael D. Barnello, the Company’s President and Chief Executive Officer, and Alfred L. Young, Jr., the Company’s Chief Operating Officer. Messrs. Barnello and Young were awarded annual cash incentive bonuses for 2010 of $900,000 and $300,000, respectively.

Pursuant to a determination by the Compensation Committee of the Board of Trustees and the previously-disclosed separation arrangement with the Company, Hans S. Weger, the Company’s former Chief Financial Officer, Executive Vice President, Secretary and Treasurer, received an annual cash incentive bonus for 2010 of $398,438. Pursuant to his separation arrangement, he also received a pro-rated bonus for a portion of 2011 in the amount of $53,097, as well as other severance payments and benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

Dated: March 4, 2011